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                                                                        EXH 3.1

                                 AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                                   STERICYCLE, INC.



    Stericycle, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies as follows:

    The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 21, 1989. The Corporation filed an Amended and Restated Certificate of Incorporation on September 27, 1994, and subsequent Certificates of Amendment on November 2, 1995 and July 16, 1996. The Corporation has filed this Amended and Restated Certificate of Incorporation in order to integrate and further amend its Certificate of Incorporation as currently in effect.

    This Amended and Restated Certificate of Incorporation was duly proposed by the Corporation's board of directors and adopted by the Corporation's stockholders in the manner and by the vote prescribed by Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

    The Corporation's Certificate of Incorporation, as currently in effect, is amended and restated to read as follows:

                                      ARTICLE 1

                                         NAME

    The name of the Corporation is Stericycle, Inc.

                                      ARTICLE 2

                        REGISTERED OFFICE AND REGISTERED AGENT

    The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at this address is The Prentice-Hall Corporation System, Inc.

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                                      ARTICLE 3

                                       PURPOSE

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                      ARTICLE 4

                                    CAPITAL STOCK

    The Corporation is authorized to issue 30,000,000 shares of stock of one class, designated as Common Stock, having a par value of $.01 per share.

                                      ARTICLE 5

                        REVERSE STOCK SPLIT AND REDESIGNATION

    Immediately upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Filing"):

    (a) each share of the Corporation's Class A Common Stock, par value $.01 per share, shall be exchanged into and redesignated as 0.1883629 shares of Common Stock, automatically and without the necessity of further action; and

    (b) each share of the Corporation's Class B Common Stock, par value $.01 per share, shall be exchanged into and redesignated as 0.1883629 shares of Common Stock, automatically and without the necessity of further action.

    As of the Filing, the rights of each holder of shares of Class A or Class B Common Stock, as the case may be, shall cease in respect of those shares, and the holder shall become the holder of record of the shares of Common Stock to be issued in respect of those shares by reason of the exchange and redesignation under this Article. Each certificate representing shares of Class A or Class B Common Stock shall be considered to represent the number of shares of Common Stock to be issued by reason of the exchange and redesignation; and upon a holder's surrender to the Corporation of a certificate representing shares of Class A or Class B Common Stock (or upon submission of evidence of the loss, theft or destruction of the certificate, together with a satisfactory indemnity and bond), the Corporation shall deliver to the holder a new certificate representing the number of shares of Common Stock issuable by reason of the exchange and redesignation. All shares of Common Stock issued by reason of the exchange and redesignation of outstanding shares of Class A and Class B Common Stock shall be fully paid and non-assessable.

    The exchange and redesignation under this Article shall be effected on a certificate-by-certificate basis. If in any case the resulting number of shares of Common Stock to be issued is not a whole number, any fractional share shall be rounded up to a whole share.


                                          2

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                                      ARTICLE 6

                                       DURATION

    The Corporation shall have perpetual existence.

                                      ARTICLE 7

                                       BY-LAWS

    The Corporation's board of directors is authorized to adopt, amend or repeal the Corporation's by-laws.

                                      ARTICLE 8

                                 NUMBER OF DIRECTORS

    The number of directors shall be fixed by, or determined in the manner specified in, the Corporation's by-laws.

                                      ARTICLE 9

                  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

    The Corporation elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                      ARTICLE 10

                          LIMITATION ON DIRECTORS' LIABILITY

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for: (i) a breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) an act or omission which was not in good faith or which involved intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the Delaware General Corporation Law for the unlawful payment of dividends or the unlawful purchase or redemption of stock; or (iv) any transaction from which the director derived an improper personal benefit.

    If the Delaware General Corporation Law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, the liability of a director of the Corporation shall be further limited or eliminated to the fullest extent permitted by the amendment.

    No circumscribing amendment or repeal of this Article 10 shall apply to or have any effect on the personal liability or alleged liability of any director of the Corporation for or in respect


                                          3

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of acts or omissions occurring prior to the amendment or repeal.

                                      ARTICLE 11

                                      AMENDMENTS

    The Corporation reserves the right to amend or repeal any provisions of this Amended and Restated Certificate of Incorporation, and add any new provisions, in the manner now or in the future prescribed by the Delaware General Corporation Law, and all rights conferred upon the Corporation's stockholders by this Amended and Restated Certificate of Incorporation are subject to this reservation.

                                  *   *   *   *   *

    In witness, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer, Mark C. Miller, and attested to by its Vice President-Finance, Chief Financial Officer and Secretary, James F. Polark, on August 16, 1996. Their signatures below constitute their respective affirmations and acknowledgements, under penalties of perjury, that this instrument is the Corporation's act and deed and that the facts stated in this instrument are true.


                                  STERICYCLE, INC.


                                  By   /s/ Mark C. Miller
                                    -------------------------------------
                                       Mark C. Miller
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  Attest:


                                       /s/ James F. Polark
                                       ----------------------------------
                                            James F. Polark
                                            VICE PRESIDENT-FINANCE, CHIEF
                                            FINANCIAL OFFICER AND SECRETARY


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